April 1, 2010
mdonahue@agrium.com

Nova Scotia Securities Commission	Securities Commission of Newfoundland and Labrador

Alberta Securities Commission	Saskatchewan Financial Services Commission, Securities Division

The Manitoba Securities Commission	New Brunswick Securities Commission

Ontario Securities Commission	British Columbia Securities Commission

Prince Edward Island Securities Office	Autorité des marchés financiers
Dear Sirs:
RE: AGRIUM INC.
The following were sent by prepaid mail to all registered shareholders of the above-mentioned Company on April 1, 2010:

X	Proxy

X	Notice of Meeting/Information Circular

X	Annual Report for the Fiscal Year Ended December 31, 2009 (only to those shareholders who requested)

X	Request for Financial Statements Form

However, we have not mailed to shareholders in cases where on three consecutive occasions, notices or other documents have been returned undelivered by the Post Office.
The above disclosure document(s) are filed with you as agent for the Company in compliance with the regulations.
Yours very truly,
Christine Ristich
Associate Manager, Trust Central Services
pk/CM_Agrium